Symetra Life Insurance Company

[Home office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135]

[Contract Maintenance Office: PO Box 758545 | Topeka, KS 66675-8545]

[Phone 1-800-457-9015 | Fax 1-785-228-4545]

SYMETRA [TRUE] INDIVIDUAL FLEXIBLE PREMIUM DEFERRED

VARIABLE ANNUITY APPLICATION

Owner All Contract Owner correspondence will be sent to the mailing address.	Full Legal Name (Trust Owners please also complete form #[XXXX])			SSN/Tax ID Number
	Residence/Entity Address (May not be a P.O. Box)	City	State	Zip

Mailing Address (if different from Residence/Entity Address)	Phone No. (include area code)

Date of Birth	Sex ☐ M ☐ F	☐ Married ☐ Single ☐ Other

U.S. Citizen?	☐ Yes ☐ No	If no, ☐ Resident Alien ☐ Non-Resident Alien
Country of Citizenship

Type of Owner (*Additional documentation may be required)
☐ Individual ☐ Joint	☐ Trust ☐ Corporate/Partnership* ☐ Guardianship/Conservatorship*
☐ UTMA/UGMA*	☐ Other *.

Joint Owner Optional, nonqualified annuities only.	Full Legal Name				SSN
	Address (May not be a P.O. Box)	City	State	Zip	Phone No. (include area code)

Date of Birth	Sex ☐ M ☐ F	Relationship to Owner

U.S. Citizen?	☐ Yes ☐ No	If no, ☐ Resident Alien ☐ Non-Resident Alien
Country of Citizenship

Annuitant

Required if the Owner is a non-natural person. If Joint Owners are listed, the default Annuitant is the primary Owner. If Plan Type chosen below is “qualified,” the Owner and Annuitant must be the same.

Full Legal Name					SSN
Address (May not be a P.O. Box)		City	State	Zip	Phone No. (include area code)
Date of Birth	Sex ☐ M ☐ F	U.S. Citizen? ☐ Yes ☐ No	If no, ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship

Joint Annuitant Optional, nonqualified annuities only.	Full Legal Name				SSN
	Address (May not be a P.O. Box)	City	State	Zip	Phone No. (include area code)

Date of Birth	Sex ☐ M ☐ F	Relationship to Annuitant

U.S. Citizen?	☐ Yes ☐ No	If no, ☐ Resident Alien ☐ Non-Resident Alien
Country of Citizenship

Owner’s Beneficiary Designation            Use form #[XXXX] to list any additional Beneficiaries

For Contracts owned jointly: In the event of the death of any Owner, the surviving Owner receives the death benefit as provided in the Contract. See the Contract for details.

Primary Beneficiary	Full Legal Name	Date of Birth	SSN	Relationship to Owner	Percentage
The percentages must total 100% for all primary Beneficiaries.	1.
	2.

ICC13_RA1	Page 1 of 5

Contingent Beneficiary	Full Legal Name	Date of Birth	SSN	Relationship to Owner	Percentage
The percentages must total 100%	1.
for all contingent	2.
Beneficiaries.
Plan Type	[☐ Nonqualified	Qualified – Check one
	☐ SEP IRA ☐ SIMPLE IRA	☐ Traditional IRA Contribution: Year ☐ Roth IRA – First tax year contribution made
Employer Name (SEP IRA and SIMPLE IRA only): ]
Purchase Payment Make checks payable to Symetra Life	Initial Purchase Payment $ ☐ Check Enclosed ☐ Wire	(Minimum is [$25,000.00]) Brokerage Account #
Source of Funds	☐ New Money ☐ IRC 1035 Exchange* ☐ IRA Conversion ☐ Inherited IRA ☐ Rollover* ☐ Transfer* ☐ Roth IRA Conversion*
* Submit appropriate transfer form and state replacement form(s) if the applicant has existing life insurance or annuity contracts to be replaced.

Investment Instructions	Sub-accounts Use only whole percentages and the total of all Sub-accounts must equal 100%.

Please provide

investment

instructions for

your initial

Purchase Payment.

These instructions

will be used for

subsequent

Purchase

Payments unless

you tell us

differently.

If you wish to take

advantage of

systematic

investment

programs or

change your

investment

instructions, please

talk with your

registered

representative or

visit our website.

	Purchase Payment	Fund Name	Purchase Payment	Fund Name
	%	[Money Market Fund]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]
	%	[Fund Name]	%	[Fund Name]

Total of all Sub-accounts (must equal 100%) %

ICC13_RA1	Page 2 of 5

[Optional Rider] [See the prospectus or the Contract for complete details]

[This rider is only available at the time the Owner purchases the Contract. In order to select the optional benefit rider, the Owner must be the Annuitant. Any joint Owners, or in the case of non-natural Owners, joint Annuitants to be covered by this rider, must be spouses*. Any election otherwise will terminate the rider. The oldest Owner, or in the case of a non-natural Owner, the oldest Annuitant, must be younger than age 76. There is a charge for this rider.

☐        Wealth Transfer Benefit (WTB)

*   For states that extend spousal rights to persons who enter into a civil union, domestic partnership or similar legal arrangement, those persons will be considered spouses for purposes of electing this rider.]

Electronic Documents

☐   By checking here and providing my e-mail address (below), I consent to initiate the process of receiving   electronic documents and notices for my Symetra True Variable Annuity® Contract. These include, but   are not limited to, prospectuses, prospectus supplements, annual and semi-annual reports, statements and   confirmations, and privacy notice. I consent to receive in electronic format any documents added in the   future.

Important Information Concerning Electronic Delivery:

•    There is no charge for electronic delivery, although an Internet provider may charge for Internet access.

•    You are confirming that you have access to a computer with Internet capabilities and an active email account to receive information electronically.

•    If Symetra Life is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Symetra Life will not activate electronic delivery, in which case paper copy documents will be sent.

•    You should update your email filters to allow email notifications from Symetra Life.

•    Not all Contract documentation and notifications may be currently available in electronic format.

•    Paper copies of the information may be requested at any time for no charge.

•    For jointly owned Contracts, both Owners consent to have information sent to the email address listed below.

•    If the email address changes after your consent, notification must be sent to Symetra Life.

•    Electronic delivery will be cancelled if emails are returned undeliverable.

•    This consent will remain in effect until revoked.

•    To revoke your consent or if you wish to receive a paper copy of the information above, or if you need to update your email address, please call [1-800-457-9015] or visit the company website.

EMAIL ADDRESS

Electronic delivery document notifications will be provided to only one email address. The email address provided above will override any existing email address, if applicable.
Telephone Transfer Authorization

☐   I/we hereby authorize Symetra Life to accept and act on telephone instructions from me regarding the   transfer of funds between the Sub-accounts of this Contract. This authorization will remain in effect   until Symetra Life receives written revocation from me.

Symetra Life will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra Life reserves the right to refuse telephone instructions from any caller if we are unable to confirm to our satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra Life at [1-800-457-9015]. All telephone calls will be recorded. You will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be provided to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

	Identification Information:	Owner’s mother’s maiden name	Joint Owner’s mother’s maiden name
Owner’s Statement and Signatures

Have you received a current prospectus?  ☐ Yes    ☐ No

Replacement of Life Insurance Policies or Annuity Contracts

Do you have any existing life insurance policies or annuity contracts with this or any other company?

☐ Yes (complete any state specific replacement forms, if required)    ☐ No

Will this Contract replace any existing life insurance policies or annuity contracts with this or any other company?

☐ Yes (complete the following and submit state specific replacement forms, if required)    ☐ No

	Company Name	Contract Number

	Company Name	Contract Number

ICC13_RA1	Page 3 of 5

I acknowledge that Contract Values that are based on the Separate Account assets are not guaranteed and will decrease or increase with investment experience.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

I understand and agree that any fees or taxes will be deducted from my Purchase Payments or Contract Value, as applicable.

If I am signing on behalf of an entity, I agree that I am authorized and empowered to sign and that the entity is in compliance with all applicable laws and regulations. I also agree, on behalf of the entity, to notify Symetra Life of any change in the entity’s status or authorized individuals.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity Contract issued hereon. I have read and understand the applicable Notice and Disclosures on the last page of this application.

With this in mind, I acknowledge that, to the best of my knowledge and belief, the annuity and any additional benefits applied for are suitable for my investment horizon, goals and objectives and financial situation and needs.

Owner’s Signature Signed in State Date

The Owner is signing as: ☐ Self ☐ Trustee ☐ Guardian ☐ Officer ☐ Custodian ☐ Other:

Joint Owner’s Signature (if applicable) Signed in State Date

Annuitant’s Signature (if different from Owner) Signed in State Date

Joint Annuitant’s Signature (if applicable) Signed in State Date

Agency Statement

To the best of my knowledge does the Owner have any existing life insurance policies or annuity contracts?

☐ Yes (complete any state specific replacement forms, if required)    ☐ No

Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts?

☐ Yes (complete any state specific replacement forms, if required)    ☐ No

☐ The Owner/Annuitant is an active duty service member of the United States Armed Forces and I have provided the required disclosure (form #[XXXX]).

I certify that the answers to the questions above are true to the best of my knowledge and belief and I have verified the identity of each Owner/Annuitant by reviewing government-issued photo identification or alternate method approved by my Broker/Dealer. I have reviewed the applicant’s financial status and objectives and find this coverage is appropriate for his/her needs.

	Print Registered Representative’s Name and Firm Name	Registered Representative’s Stat#

	Signature of Registered Representative	Address

	Location/State ID #	Telephone	Date
Addresses	If including a check, mail Application package to: Symetra Life Insurance Company [PO Box 758568 Topeka, KS 66675]	Mail all other Application packages to: Symetra Life Insurance Company [PO Box 758545 Topeka, KS 66675]	Overnight Address: Symetra Life Insurance Company [200 W 6th Avenue Topeka, KS 66603-3704]

ICC13_RA1	Page 4 of 5

Notices and Disclosures
Identification of Parties

Federal law requires sufficient information to identify parties to the purchase of a variable annuity. Your failure to provide such information could result in unprocessed transactions or the annuity Contract being delayed, declined or terminated.

Community or Marital Property Interest

Unless the Owner/Annuitant has notified Symetra Life of a community or marital property interest in this Contract, Symetra Life will rely in good faith that no such interest exists and will assume no responsibility for inquiry.

[Information Regarding the Federal Defense Of Marriage Act]

[Pursuant to Section 3 of the federal Defense of Marriage Act (DOMA), same-sex marriages, civil unions, and domestic partnerships currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefit to the same extent as any annuity holder’s spouse.]

If This Annuity is Purchased Through a Bank or Credit Union

The annuity is not a deposit. The annuity is not guaranteed by any bank or credit union. The annuity is not insured by the FDIC or by any other governmental agency. The purchase of an annuity is not a provision or condition of bank or credit union activity. This annuity is subject to investment risk and may go down in value.

Fraud Warning	Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Symetra® and True Variable Annuity® are registered service marks of Symetra Life Insurance Company.

ICC13_RA1	Page 5 of 5